Westwood Holdings Group, Inc. Reports Third Quarter 2024 Results
Firmwide Assets Under Management of $17.7 Billion (Highest Level in 6 years)
Continued Innovation with WEBs Partnership to Expand ETF Platform

Dallas, TX, October 30, 2024 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported third quarter 2024 earnings. Significant items included:
▪Investment strategies beating their primary benchmarks included Platinum, High Alpha, Dividend Select, Income Opportunity, Multi-Asset Income, Alternative Income, Credit Opportunities, Real Estate Income, Tactical Growth SMA, MLP SMA, MLP High Conviction and MLP & Energy Infrastructure.
▪Dividend Select and Income Opportunity posted top third rankings, and Multi-Asset Income, Credit Opportunities and MLP SMA all posted top quartile rankings in their peer universes.
▪Quarterly revenues totaled $23.7 million up from the second quarter's $22.7 million and $21.9 million a year ago. Comprehensive income of $0.1 million compared with the second quarter's loss of $2.2 million and income of $3.4 million in 2023's third quarter.
▪Formed a partnership with Exchange-Traded Fund ("ETF") pioneer Ben Fulton to develop and market new ETF strategies.
▪Our comprehensive income included an after-tax charge of $1.4 million due to an increase in the fair value of contingent consideration from our 2022 Salient acquisition due to an increased earnout valuation based on revised revenue expectations.
▪Non-GAAP Economic Earnings of $1.1 million compared with the second quarter's Economic Loss of $0.5 million and Economic Earnings of $6.5 million in the third quarter of 2023.
▪Westwood held $48.3 million in cash and short-term investments as of September 30, 2024, up $4.2 million from the second quarter. Stockholders' equity totaled $118.4 million and we have no debt.
▪We declared a cash dividend of $0.15 per common share, payable on January 3, 2025 to stockholders of record on December 2, 2024.
Brian Casey, Westwood’s CEO, commented, "We continue to make good progress in our core businesses, delivering higher revenues and earnings as institutional sales grossed over $1.0 billion year to date, assets under management ("AUM") reached $17.7 billion, their highest level in over six years backed by a robust $2 billion pipeline, and most of our strategies performed very well against benchmarks and peers. Continuing our investment in product innovation, we have completed Phase 1 of the Managed Investment Solutions ("MIS") technology build-out and we are in detailed discussions with a prospect for an MIS-managed investment strategy. We recently entered into a partnership with Ben Fulton, a recognized pioneer of the ETF industry who, along with his team, has launched over 200 ETFs and more than 1,000 other investment products accounting for over $150 billion in AUM. Ben advised us earlier this year as we launched our first ETFs, one of which, MDST, has already passed critical AUM and volume thresholds for inclusion on certain intermediary platforms. Ben brought his innovative product ideas to us which led to the creation of Westwood Engineered Beta ("WEBs"). Chris Doran, who joined us in July to lead our ETF distribution efforts, partnered with Ben for over ten years and we believe the combination of their extensive experience in ETF product development and sales can drive meaningful growth in this new venture. To recap, our current business is performing nicely and our new initiatives offer the promise of profitable growth. Confident in Westwood’s current positioning and future potential, we view our stock as undervalued and our accelerated share repurchase program underscores our belief in Westwood."
Revenues increased from the second quarter and last year's third quarter principally due to higher average AUM.
Firmwide assets under management and advisement totaled $17.7 billion, consisting of AUM of $16.8 billion and assets under advisement ("AUA") of $1.0 billion.
Third quarter comprehensive income of $0.1 million compared to the second quarter's loss of $2.2 million on higher revenues and changes in the fair value of contingent consideration, offset by higher income taxes. Diluted earnings (loss) per share ("EPS") of $0.01 compared to $(0.27) for the second quarter. Non-GAAP Economic Earnings of $1.1 million, or $0.13 per share, compared with an Economic Loss of $0.5 million, or $0.06 per share, in the second quarter.
Third quarter comprehensive income of $0.1 million compared to last year's third quarter of $3.4 million due to higher revenues and changes in the fair value of contingent consideration, offset by higher employee compensation and benefits expense and the receipt of life insurance proceeds in 2023. Diluted EPS of $0.01 compared with $0.41 per share for 2023's third quarter. Non-GAAP Economic Earnings were $1.1 million, or $0.13 per share, compared with Economic Earnings of $6.5 million, or $0.80 per share, in the third quarter of 2023.
Economic Earnings (Loss) and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss third quarter 2024 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, please register here:
https://registrations.events/direct/NTM7419517.
After registering, you will be provided with a dial-in number containing a personalized PIN.
To view the webcast, please register here:
https://edge.media-server.com/mmc/p/vjn47uq6
Once registered, an email will be sent with important details for this conference call, as well as a unique Registrant ID.
ABOUT WESTWOOD HOLDINGS GROUP
Westwood Holdings Group, Inc. is a focused investment management boutique and wealth management firm.
Founded in 1983, Westwood offers a broad array of investment solutions to institutional investors, private wealth clients and financial intermediaries. The firm specializes in several distinct investment capabilities: U.S. Value Equity, Multi-Asset, Energy & Real Assets, Income Alternatives, Tactical Absolute Return and Managed Investment Solutions, which are available through separate accounts, the Westwood Funds® family of mutual funds, exchange-traded funds ("ETFs") and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol "WHG." Based in Dallas, Westwood also maintains offices in Chicago, Houston and San Francisco.
For more information on Westwood, please visit westwoodgroup.com.

Forward-looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our AUM and AUA; our ability to maintain our fee structure in light of competitive fee pressures; risks associated with actions of activist stockholders; distributions to our common stockholders have included and may in the future include a return of capital; inclusion of foreign company investments in our AUM; regulations adversely affecting the financial services industry; our ability to maintain effective cyber security; litigation risks; our ability to develop and market new investment strategies successfully; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to select and oversee third-party vendors; our dependence on the operations and funds of our subsidiaries; our ability to maintain effective information systems; our ability to prevent misuse of assets and information in the possession of our employees and third-party vendors, which could damage our reputation and result in costly litigation and liability for our clients and us; our stock is thinly traded and may be subject to volatility; competition in the investment management industry; our ability to avoid termination of client agreements and the related investment redemptions; the significant concentration of our revenues in a small number of customers; we have made and may continue to make business combinations as a part of our business strategy, which may present certain risks and uncertainties; our relationships with investment consulting firms; our ability to identify and execute on our strategic initiatives; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2023 and its quarterly report on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

# # # #

SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
REVENUES:
Advisory fees:
Asset-based	$17,774	$17,139	$16,902
Trust fees	5,447	5,227	5,063
Other, net	498	322	(85)
Total revenues	23,719	22,688	21,880
EXPENSES:
Employee compensation and benefits	13,572	13,638	12,661
Sales and marketing	644	755	676
Westwood mutual funds	798	855	872
Information technology	2,572	2,350	2,334
Professional services	1,812	1,450	1,009
General and administrative	2,991	3,011	3,298
(Gain) loss from change in fair value of contingent consideration	1,824	4,807	2,483
Total expenses	24,213	26,866	23,333
Net operating income (loss)	(494)	(4,178)	(1,453)
Net investment income	587	548	247
Other income	374	224	5,265
Income (loss) before income taxes	467	(3,406)	4,059
Income tax provision	308	(1,193)	(316)
Net income (loss)	$159	$(2,213)	$4,375
Total comprehensive income (loss)	$159	$(2,213)	$4,375
Less: Comprehensive income (loss) attributable to noncontrolling interest	54	30	1,019
Comprehensive income (loss) attributable to Westwood Holdings Group, Inc.	$105	$(2,243)	$3,356
Earnings (loss) per Westwood Holdings Group, Inc. share:
Basic	$0.01	$(0.27)	$0.42
Diluted	$0.01	$(0.27)	$0.41
Weighted average shares outstanding:
Basic	8,123,714	8,218,596	8,002,537
Diluted	8,488,372	8,218,596	8,116,747
Economic Earnings (Loss)	$1,084	$(508)	$6,480
Economic EPS	$0.13	$(0.06)	$0.80
Dividends declared per share	$0.15	$0.15	$0.15

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Nine Months Ended
	September 30, 2024	September 30, 2023
REVENUES:
Advisory fees:
Asset-based	$51,730	$50,734
Performance-based	—	555
Trust fees	15,787	15,118
Other, net	1,622	145
Total revenues	69,139	66,552
EXPENSES:
Employee compensation and benefits	41,921	40,551
Sales and marketing	2,027	2,180
Westwood mutual funds	2,374	2,350
Information technology	7,212	7,283
Professional services	4,751	3,893
General and administrative	8,903	9,579
(Gain) loss from change in fair value of contingent consideration	3,682	(2,655)
Acquisition expenses	—	209
Total expenses	70,870	63,390
Net operating income (loss)	(1,731)	3,162
Net change in unrealized appreciation (depreciation) on private investments	—	24
Net investment income	1,590	630
Other income	783	5,876
Income before income taxes	642	9,692
Income tax provision	530	1,704
Net income	$112	$7,988
Total comprehensive income	$112	$7,988
Less: Comprehensive income (loss) attributable to noncontrolling interest	(46)	1,044
Comprehensive income attributable to Westwood Holdings Group, Inc.	$158	$6,944
Earnings per share:
Basic	$0.02	$0.87
Diluted	$0.02	$0.86
Weighted average shares outstanding:
Basic	8,140,664	7,949,773
Diluted	8,448,629	8,072,739
Economic Earnings	$3,588	$12,178
Economic EPS	$0.42	$1.51
Dividends declared per share	$0.45	$0.45

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$22,790	$20,422
Accounts receivable	14,596	14,394
Investments, at fair value	25,522	32,674
Prepaid income taxes	639	205
Other current assets	5,075	4,543
Total current assets	68,622	72,238
Investments	8,944	7,247
Equity method investments	4,211	4,284
Noncurrent investments at fair value	1,919	241
Goodwill	39,501	39,501
Deferred income taxes	1,590	726
Operating lease right-of-use assets	2,842	3,673
Intangible assets, net	21,718	24,803
Property and equipment, net of accumulated depreciation of $8,326 and $10,078	1,014	1,444
Other long-term assets	1,140	1,010
Total long-term assets	82,879	82,929
Total assets	$151,501	$155,167
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$4,934	$6,130
Dividends payable	1,431	1,692
Compensation and benefits payable	8,283	9,539
Operating lease liabilities	1,523	1,286
Total current liabilities	16,171	18,647
Accrued dividends	905	675
Contingent consideration	12,000	10,133
Noncurrent operating lease liabilities	2,041	3,266
Total long-term liabilities	14,946	14,074
Total liabilities	31,117	32,721
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 12,174,073 and 11,856,737, respectively and outstanding 9,271,568 and 9,140,760, respectively	123	119
Additional paid-in capital	202,247	201,622
Treasury stock, at cost – 2,902,505 and 2,715,977, respectively	(88,278)	(85,990)
Retained earnings	4,293	4,650
Total Westwood Holdings Group, Inc. stockholders’ equity	118,385	120,401
Noncontrolling interest in consolidated subsidiary	1,999	2,045
Total liabilities and stockholders’ equity	$151,501	$155,167

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$112	$7,988
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	464	511
Amortization of intangible assets	3,085	3,106
Net change in unrealized (appreciation) depreciation on investments	(917)	(499)
Stock-based compensation expense	4,321	5,111
Deferred income taxes	(864)	652
Non-cash lease expense	831	844
Loss on asset disposition	—	69
Gain on remeasurement of lease liabilities	—	(119)
Fair value change of contingent consideration	3,682	(2,655)
Gain on insurance settlement	—	(5,000)
Changes in operating assets and liabilities:
Net (purchases) sales of trading securities	6,267	(15,626)
Accounts receivable	(202)	1,355
Other current assets	(644)	1,101
Accounts payable and accrued liabilities	(1,192)	(55)
Compensation and benefits payable	(1,254)	(1,428)
Income taxes payable	(434)	25
Other liabilities	(1,041)	(1,064)
Net cash provided by (used in) operating activities	12,214	(5,684)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition, net of cash acquired	—	(741)
Purchases of property and equipment	(34)	(119)
Purchases of investments	(1,500)	—
Insurance settlement proceeds	—	5,000
Net cash provided by (used in) investing activities	(1,534)	4,140
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(1,348)	—
Restricted stock returned for payment of taxes	(940)	(863)
Payment of contingent consideration in acquisition	(1,815)	—
Cash dividends	(4,209)	(4,274)
Net cash used in financing activities	(8,312)	(5,137)
NET CHANGE IN CASH AND CASH EQUIVALENTS	2,368	(6,681)
Cash and cash equivalents, beginning of period	20,422	23,859
Cash and cash equivalents, end of period	$22,790	$17,178
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$1,817	$1,024
Accrued dividends	$2,336	$2,220

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Comprehensive Income (Loss) Attributable to Westwood Holdings Group, Inc. to Economic Earnings (Loss)
(in thousands, except per share and share amounts)
(unaudited)
As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings (Loss) and Economic EPS. We provide these measures in addition to, not as a substitute for, Comprehensive income (loss) attributable to Westwood Holdings Group, Inc. and earnings (loss) per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic Earnings (Loss) and Economic EPS to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP Comprehensive income (loss) attributable to Westwood Holdings Group, Inc. or earnings (loss) per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic Earnings (Loss) as Comprehensive income (loss) attributable to Westwood Holdings Group, Inc. plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings (Loss) because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. Although gains and losses from changes in the fair value of contingent consideration are non-cash, we do not add or subtract those back when calculating Economic Earnings (Loss) because gains and losses on changes in the fair value of contingent consideration are considered regular following an acquisition. In addition, we do not adjust Economic Earnings (Loss) for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings (Loss) divided by diluted weighted average shares outstanding.

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Comprehensive income (loss) attributable to Westwood Holdings Group, Inc.	$105	$(2,243)	$3,356
Stock-based compensation expense	1,409	1,397	1,739
Intangible amortization	1,011	1,032	1,043
Tax benefit from goodwill amortization	156	156	125
Tax impact of adjustments to GAAP comprehensive income (loss)	(1,597)	(850)	217
Economic Earnings (Loss)	$1,084	$(508)	$6,480
Earnings (loss) per share	$0.01	$(0.27)	$0.41
Stock-based compensation expense	0.17	0.17	0.21
Intangible amortization	0.12	0.12	0.13
Tax benefit from goodwill amortization	0.02	0.02	0.02
Tax impact of adjustments to GAAP comprehensive income (loss)	(0.19)	(0.10)	0.03
Economic EPS	$0.13	$(0.06)	$0.80
Diluted weighted average shares	8,488,372	8,218,596	8,116,747

		Nine Months Ended
		September 30, 2024	September 30, 2023
Comprehensive income attributable to Westwood Holdings Group, Inc.		$158	$6,944
Stock-based compensation expense		4,321	5,111
Intangible amortization		3,085	3,106
Tax benefit from goodwill amortization		437	375
Tax impact of adjustments to GAAP comprehensive income		(4,413)	(3,358)
Economic Earnings		$3,588	$12,178
Earnings per share		$0.02	$0.86
Stock-based compensation expense		0.50	0.63
Intangible amortization		0.37	0.38
Tax benefit from goodwill amortization		0.05	0.05
Tax impact of adjustments to GAAP comprehensive income		(0.52)	(0.41)
Economic EPS		$0.42	$1.51
Diluted weighted average shares		8,448,629	8,072,739